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                                                                   EXHIBIT 10.30


                              MANAGEMENT AGREEMENT

                  This Agreement dated as of the 5th day of February, 1997, by and between

                  ANCHOR GLASS ACQUISITION CORPORATION, a Delaware corporation ("Anchor")

                                      A N D

                  G & G INVESTMENTS, INC., a Delaware corporation ("G & G").

                  WHEREAS, G & G has agreed to provide Anchor with general management and administrative services ("Services") for the consideration stated herein and Anchor wishes to have access to the Services for an agreed-upon period for the consideration stated herein; and

                  WHEREAS, the parties wish to set out the particulars of, and the compensation to be paid to G & G in consideration for the Services;

                  NOW, THEREFORE, this Agreement witnesses that for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed by the parties as follows:

                                    ARTICLE 1
                                   DEFINITIONS

                  1. DEFINITIONS

                  Where used herein, the following terms shall have the following meanings, respectively:

                  (a) "AFFILIATE" as applied to any Person, means any other person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means (i) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise, or (ii) the ownership of more than 10% of the voting securities of that Person, but does not, for purposes of this Agreement, include Anchor;

                  (b) "AGREEMENT" means this Management Agreement dated as of the ___ day of February, 1997 between Anchor and G & G, as the same may be amended from time to time, and references to "hereof" and "hereunder" refer to this Agreement as a whole and not to any section or article of this Agreement;
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                  (c) "BOARD" means the board of directors of Anchor as
constituted from time to time;

                  (d) "BUSINESS DAY" means any day excluding Saturday, Sunday or any day which is a legal holiday under the laws of New York, New York or is a day on which banking institutions therein located are authorized to or required by law or other governmental order to close;

                  (e) "COSTS" means all reasonable out-of-pocket expenses incurred by G & G and its Affiliates in connection with providing the Services, including, in the event that an employee of G & G or an Affiliate is assigned to work on a full-time basis for Anchor, the full amount of such employee's wages and benefit costs during such period of full-time employment by Anchor;

                  (f) "CREDIT AGREEMENT" means the Credit Agreement of even date herewith among Anchor, the financial institutions listed from time to time on
Schedule I thereto, Bankers Trust Company, as an issuing bank, BT Commercial Corporation, as Co-Syndication Agent and Agent and PNC Bank as Co-Syndication Agent and Issuing Bank.

                  (g) "EFFECTIVE DATE" means February 5, 1997.

                  (h) "INDENTURE" means an indenture relating to the sale of the "Permanent Senior Notes" (as defined in the Credit Agreement").

                  (i) "SENIOR CREDIT AGREEMENT" means the Credit Agreement of even date herewith among Anchor, the Lenders named therein and Bankers Trust Company as Agent.

                                    ARTICLE 2
                             OBJECTIVES AND SERVICES

2.1 OBJECTIVES

                  G & G will provide the Services described herein, in accordance with the direction of the Board, for the purpose of assisting Anchor in achieving the following objectives:

                  (a) meeting its financial obligations promptly and on a continuing basis;

                  (b) improving share value and value components, such as earnings per share and cash flow;

                  (c) ensuring the long-term operating and financial strength of Anchor as an independent operating entity; and

                  (d) optimizing the opportunities for the employees of Anchor.


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                  G & G will perform its obligations under this Agreement
reasonably, in good faith and with a view to the best interests of Anchor and do all things and take all actions as may be commercially reasonable including, without limitation, providing Anchor with reasonable access during normal business hours to G & G, its personnel and other resources.

2.2 SERVICES

                  In performing this Agreement, G & G will render the following Services from time to time:

                  (a) providing sales support, including advising with respect to the reorganization of the sales force of Anchor, making direct sales calls to customers and assisting Anchor in seeking out appropriate sales agency arrangements;

                  (b) assisting Anchor in building relationships with creditors, suppliers and customers;

                  (c) assisting in improving procurement of raw materials and services, including negotiating supply agreements and dealing with consultants with a view to lowering costs;

                  (d) financial management support, including reviewing Anchor's systems and assisting Anchor in implementing improvements to such systems relating to financial reporting;

                  (e) technological support, including providing to Anchor, as required, all technological enhancements derived or obtained by G & G or its Affiliates and seeking solutions to future technological requirements;

                  (f) operational support, including productivity improvements and process design, quality control and production scheduling;

                  (g) support in designing, funding and completing capital expenditure requirements to improve operating efficiency and profitability;

                  (h) assisting Anchor in recruiting qualified full-time employees for Anchor to fill senior management positions and training Anchor personnel so that Anchor will be in a position to operate independently; and

                  (i) such other support as may be reasonably required by Anchor, having regard to the capabilities of G & G and its Affiliates.


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2.3 AFFILIATES

                  G & G acknowledges that it is wholly responsible for the compliance by its employees, its Affiliates and the employees of its Affiliates with all of the terms of this Agreement. G & G will deliver to Anchor promptly after the Effective Date, undertakings by each of its Affiliates providing Services to comply with Section 5.6 and to look exclusively to G & G to recover its out-of-pocket expenses.

                                    ARTICLE 3
                                 MANAGERIAL FEE

3.1 SERVICES PROVIDED

                  G & G agrees to provide to Anchor the Services described in
Section 2.2. Further, G & G agrees to provide appropriate personnel to Anchor as and when required for the proper operation of Anchor (such personnel to be selected at G & G's sole discretion), to cooperate fully with Anchor's Board and the management of Anchor, and, if requested, to report on a quarterly basis to Anchor's Board regarding the services G & G has provided to Anchor.

3.2 REIMBURSEMENT OF COSTS AND MANAGERIAL FEE

                  (a) Anchor agrees to reimburse G & G in cash for all out-of-pocket Costs incurred in providing the Services together with a reasonable administrative charge not to exceed 10% of such Costs. G & G shall keep a record of all out-of-pocket Costs incurred by G & G in providing the Services to Anchor in each calendar quarter, and shall deliver such record, together with a description of the out-of-pocket Costs incurred during such period, to Anchor on or before the tenth Business Day following each calendar quarter following the Effective Date, during the term of this Agreement. Such Costs shall be reimbursed by Anchor promptly following receipt of G & G's statement and any requested supporting documentation reasonably requested by Anchor.

                  (b) Anchor agrees to pay to G & G the managerial fee (the "Managerial Fee") as follows:

                           Period                                                              Amount
                           ------                                                              ------

                  The Effective Date of this Agreement to the first anniversary of the Effective Date......................................................  $3,000,000

                  The first anniversary of the Effective Date to
                  the second anniversary of the Effective Date...............................  $3,000,000


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
                  The second anniversary of the Effective Date to the third
                  anniversary of the Effective Date..........................................  $3,000,000

                  (c) Subject to the last sentence of this Section 3.2(c), the Managerial Fee shall be paid in equal quarterly installments of $750,000 on or before the last day of each calendar quarter during the term hereof commencing with the calendar quarter ended March 31, 1997. Where this Agreement is in effect for less than a full calendar quarter, the Managerial Fee shall be calculated on the basis of the number of days in such calendar quarter and the number of days in which this Agreement was in effect. For so long as any of the Credit Agreement, the Senior Credit Agreement and/or the Indenture are in effect, the Managerial Fee shall only be paid as and to the extent permitted therein, and any amount not so permitted to be paid shall accrue until so permitted to be paid.

                                    ARTICLE 4
                                TERM OF AGREEMENT

4.1 TERM OF AGREEMENT

         (a) The initial term of this Agreement shall begin on the Effective Date and expire on the third anniversary of the Effective Date. Thereafter, this Agreement shall be automatically renewed for one year terms on the expiry of the then-current term, unless either party provides, pursuant to
                  Section 5.7 hereof, written notice to the other party of its intention not to renew this Agreement at least six months prior to the expiry of the then-current term. Anchor and G & G agree that such six month notice is reasonable.

         (b) This Agreement may be terminated at any time prior to the end of any term by notice in writing given by Anchor if:

                  (i) G & G becomes insolvent, makes any assignment under any bankruptcy or insolvency law or if any creditor commences proceedings under applicable bankruptcy or insolvency laws against G & G and such action shall not have been terminated within sixty (60) days from the date of such assignment or commencement;

                  (ii) G & G becomes otherwise incapable of performing its duties hereunder, or

                  (iii)    G & G is no longer controlled in fact by J. J.
                           Ghaznavi.


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                                    ARTICLE 5
                            MISCELLANEOUS PROVISIONS

5.1 NO OTHER COMPENSATION ARRANGEMENTS

                  It is agreed to, by and between the parties hereto that other than the specific compensation provided for in this Agreement, there are no other compensation arrangements or Agreements concerning compensation currently outstanding as between G & G and Anchor.

5.2 APPLICABLE LAW

                  This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware without regard to the principles of conflict of laws.

5.3 REMEDIES

                  In the event that either G & G or Anchor has defaulted in the performance of any material obligation hereunder and such default has not been cured within 45 days after written notice thereof has been given, then:

                  (i) if the defaulting party is G & G, Anchor may terminate this Agreement,

                  (ii) if the defaulting party is Anchor, G & G may terminate this Agreement,

                  and the rights of the parties thereafter shall be limited to the recovery of any amounts of money, including direct damages for non-performance or gross negligence occurring during the period prior to that termination.

5.5 CURRENCY

                  All references to dollar figures herein shall be to U.S. dollars.

5.6 CONFIDENTIALITY

                  G & G will treat as confidential and not disclose to any third party, except as may be reasonably considered to be in the best interests of Anchor, or use for any purpose which would be detrimental to Anchor, any confidential or proprietary information of Anchor.

5.7 NOTICES

                  Unless otherwise provided herein, any notice or other communications herein required or permitted to be given shall be in writing and may be personally served,


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telecopied, telexed or sent by mail and shall be deemed to have been given when delivered in person, upon receipt of telecopy or telex against receipt of answer back or four Business Days after depositing it in the mail, registered or certified, with postage prepaid and properly addressed; provided that notices shall not be effective until received. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 5.7) shall be set forth below.

          (a)      in the case of Anchor, at

                   Anchor Glass Acquisition Corporation
                   One Anchor Plaza
                   4343 Anchor Plaza Parkway
                   Tampa, FL  33634-7513
                   Facsimile No.:  (813)-882-7859
                   Attention:  Mark A. Kirk,
                               Senior Vice President and Chief Financial Officer

          (b)      in the case of G & G, at:

                   3140 William Flinn Highway
                   Allison Park, PA  15101
                   Facsimile No.:  (412) 487-0390
                   Attention:  Mr. John J. Ghaznavi,
                               Chairman and President of G & G

         Any such notice, direction or other instrument, if delivered personally, shall be deemed to have been given and received on the date on which it was delivered and, if mailed, shall be deemed to have been given and received on the third day (which is not a Saturday, Sunday or public holiday) after it was mailed. Any such notice, direction or other instrument transmitted by fax or other form of recorded communication shall be deemed to have been given and received on the date of its transmission, provided that if such date is a Saturday, Sunday or public holiday, or if it is transmitted or received after the end of normal business hours, then it shall be deemed to have been given and received at the opening of business on the next day following the transmission thereof which is not a Saturday, Sunday or public holiday.

5.8 PRIOR AGREEMENTS

                  This Agreement supersedes all prior Agreements as between the parties with regard to the subject matter hereof.

5.9 SEVERABILITY

         In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining


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provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

5.10 HEADINGS

         Section and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

5.11 SUCCESSORS AND ASSIGNS

         This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and their respective successors and assigns.

5.12 CONSENT TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL

         A. Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of Delaware or the United States District Court for the District of Delaware, and, by execution and delivery of this Agreement, each of the parties to this Agreement hereby irrevocably accepts for itself and in respect of its respective property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of the parties to this Agreement hereby further irrevocably waives any claim that any such courts lack jurisdiction over such party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement brought in any of the aforesaid courts, that any such court lacks jurisdiction over such party. Each of the parties to this Agreement irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its respective address for notices pursuant to Section 5.7, such service to become effective 30 days after such mailing. To the extent permitted by law, each of the parties to this Agreement hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder that service of process was in any way invalid or ineffective. Nothing herein shall affect the right of any party to this Agreement to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any party in any other jurisdiction.

         B. Each of the parties to this Agreement hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to in clause A above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.


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         C. Each of the parties to this Agreement hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement or the transactions contemplated hereby or thereby.

5.13 AMENDMENTS AND WAIVERS

         No amendment, modification, termination or waiver of any term or provision of this Agreement, shall be effective without the prior written concurrence of the parties hereto.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                                     ANCHOR GLASS ACQUISITION
                                                     CORPORATION


                                                     By: /s/ C. Kent May
                                                         -----------------------

                                                     G & G INVESTMENTS, INC.


                                                     By: /s/ John J. Ghaznavi
                                                         -----------------------



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